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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
     Huntington VA Funds:

We consent to use of our report on the Huntington VA Income Equity Fund dated February 11, 2000 and to the reference to our firm under the heading "Financial Highlights" in the prospectus to the Huntington VA Income Equity Fund and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information for the Huntington VA Funds included herein.





/s/ KPMG LLP
Columbus, Ohio
April 27, 2000